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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 May 10, 2001

                         PANCHO'S MEXICAN BUFFET, INC.
            (Exact name of registrant as specified in its charter)


          Delaware               000-04678                  75-1292166
  (State of incorporation)   (Commission File No.)        (IRS Employer
                                                       Identification No.)


                               3500 Noble Avenue
                            Fort Worth, Texas 76111
              (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code:  (817) 831-0081


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Item 5.  Other Events and Regulation FD Disclosure

     On March 31, 2001, Pancho's Mexican Buffet, Inc., a Delaware corporation (the "Company"), Pancho's Foods, Inc., a Nevada corporation ("Parent"), and Pancho's Restaurants, Inc., a Nevada corporation ("Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), which provides for a merger of the Company with and into Sub, with the Company being the surviving corporation (the "Merger"). Parent and Sub are affiliates of Mr. Stephen Oyster.

     The total amount of funds required for the Merger (including related costs and expenses) is estimated to be approximately $7.4 million. Of this amount, approximately $6.9 million will be required to pay the merger consideration, and the remainder will be used for payment of certain fees and expenses associated with the merger.

     Parent and Sub intend to effect the Merger through the commitment letters (the "Commitment Letters") to provide the credit facilities described below, on the terms and conditions in the Commitment Letters. Because financing is a condition to the Merger, each condition to funding set forth in the Commitment Letters is effectively a condition to effect the Merger. There are numerous conditions to these financings, and there can be no assurance that such conditions will be satisfied or waived.

     Parent and Sub have delivered to the Company executed copies of (1) a commitment letter from American Commercial Capital LLC ("ACC") to loan up to $5 million (the "ACC Commitment") to Rockbay Properties Ltd. II, a Texas limited partnership and an affiliate of Stephen Oyster ("Rockbay"), on the terms contained in ACC's commitment letter to Rockbay (the "ACC Commitment Letter"), which funds will in turn be transferred to the surviving corporation contemporaneously with the Merger in return for certain of the real property of the surviving corporation, and (2) a commitment letter from Mr. Oyster to loan an amount equal to the aggregate amount of the merger consideration and all other fees and expenses required to be paid by Parent and Sub in connection with the transactions contemplated by the Merger Agreement, less the ACC Commitment, to Parent and Sub on the terms contained in the commitment letter to the Company (the "Oyster Commitment Letter"). The ACC Commitment Letter expires 30 days after June 15, 2001.

     A copy of the press release concerning the Commitment Letters and other matters pertaining to the Merger is filed as Exhibit 99.3 hereto and is incorporated by reference herein.

     Copies of the ACC Commitment Letter and the Oyster Commitment Letter have been filed with the Securities and Exchange Commission as exhibits to this Form 8-K. This summary description of the ACC Commitment Letter and the Oyster Commitment Letter does not purport to be complete and is qualified in its entirety by reference to such documents, which are incorporated by reference herein.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits

99.1 - Commitment Letter from American Commercial Capital LLC to Rockbay Properties Ltd. II, dated May 10, 2001.

99.2 - Commitment Letter from Mr. Stephen Oyster to Pancho's Mexican Buffet, Inc., dated May 14, 2001.

99.3 -    Press Release dated May 17, 2001.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PANCHO'S MEXICAN BUFFET, INC


Date: May 17, 2001                  By:  /s/ Hollis Taylor
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                                       Hollis Taylor
                                       President and Chief Executive Officer

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                                 EXHIBIT INDEX

Exhibit No.  Description
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99.1 -       Commitment Letter from American Commercial Capital LLC to Rockbay
             Properties Ltd. II, dated May 10, 2001.

99.2 - Commitment Letter from Mr. Stephen Oyster to Pancho's Mexican Buffet, Inc., dated May 14, 2001.

99.3 -       Press Release dated May 17, 2001.

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